EXHIBIT 10.22
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                         PROFESSIONAL SERVICES AGREEMENT

This Agreement is entered into this 3rd day of January, 2006 by and between P2B, Inc. of 50 North Ela Street, Barrington, IL, 60010, and Thomas Pharmaceuticals Ltd.

PURPOSE OF AGREEMENT

This Agreement serves to establish a binding business relationship between Thomas Pharmaceutical Ltd. and P2B, Inc. for services of sales management and revenue generation in the United States mass-market class of trade. In essence, P2B, Inc. is being retained on a consulting basis as the National Sales Manager for the mass-market channel.

Therefore, in consideration of the promises, undertakings and covenants set forth in this Agreement, the parties agree as follows:

1. SERVICES PROVIDED BY P2B, INC.

     a) P2B, Inc. agrees to provide Thomas Pharmaceuticals Ltd. the services and deliverables ("services") described in the Statement of Work attached as "Exhibit A" ("SOW"). Each SOW shall be subject to the terms of this Agreement.

     b) P2B, Inc. agrees all Services shall be performed within the mutually agreed time period.

2. COMPENSATION AND PAYMENT

     In full consideration of Services, Thomas Pharmaceuticals Ltd. shall pay P2B, Inc. compensation in the amount and manner described below:

     a) P2B, Inc. will receive a monthly management fee of $6,000.00 per month or 3% of Net Sales, whichever is greater, plus expenses. This fee includes payment of all appropriate taxes and insurance for the period services are rendered but does not include any related expenses. All related expenses incurred in the performance of this Agreement are in addition to P2B, Inc.'s management fee and are to be paid by Thomas Pharmaceuticals Ltd. Expenses include but are not limited to airfare, hotel, taxi, car rental, meals, phone, photocopies, and postage. Expenses will be billed at their actual cost and adhere to the guidelines as defined by Thomas Pharmaceuticals Ltd. Travel & Entertainment Policies and Procedures. P2B, Inc. will at all times make best efforts to keep expenses as low as possible.

     b)   Payment is due on the first of every month.

     c) All commissions will be paid monthly on the 15th of the month following sales.

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3. CONFIDENTIALITY

P2B, Inc. understands that in the course of providing the services in this Agreement, P2B, Inc. may have access to Thomas Pharmaceuticals Ltd. valuable, proprietary, and confidential information, including without limitation Thomas Pharmaceuticals Ltd. business and product plans, strategies and/or trade secrets. All materials and information provided by Thomas Pharmaceuticals Ltd. to P2B, Inc. or to which P2B, Inc. gains access to pursuant to this agreement shall be deemed confidential and shall be maintained as confidential by P2B, Inc. P2B, Inc. agrees to take reasonable precautions to guard the confidentiality of such materials and information. P2B, Inc. confidentiality obligations shall not apply to information which P2B, Inc. can prove to have been:

     o    Previously known or independently developed by P2B, Inc.,
     o    Rightfully acquired from a source other than Thomas Pharmaceutical
          Ltd.,
     o    Subsequently publicly disclosed by P2B, Inc.

P2B, Inc. further agrees to return all Thomas Pharmaceuticals Ltd. written information upon termination of this agreement or at such time as may be requested by Thomas Pharmaceuticals Ltd. P2B, Inc. shall not disclose any confidential information to any third party without the prior written consent of Thomas Pharmaceuticals Ltd. P2B, Inc. shall not disclose any confidential information in connection with providing any services to any third party.

Neither P2B, Inc. nor Thomas Pharmaceuticals Ltd. shall disclose the existence or nature of this Agreement without the prior written consent of the other party.

4. INDEPENDENT CONTRACTOR

     It is expressly understood and agreed that P2B, Inc. is performing all Services under this agreement as an independent contractor and shall not be considered an employee of Thomas Pharmaceuticals Ltd. P2B, Inc. shall be solely responsible for payment of all compensation, withholding and other taxes, worker's compensation, and all other employee benefits relating to any work performed by or on behalf of P2B, Inc. under this agreement.

5. REPRESENTATION AND WARRANTIES

     P2B, Inc. represents and warrants that:

     a) All Services shall be performed diligently, timely, professionally, and in accordance with all applicable professional and industry standards.

     b) P2B, Inc. is authorized and has the right to perform all services required under this agreement and is not subject to any contractual or other legal impediment which would restrict, impair, or prevent P2B Inc. from performing all obligations under this agreement.

     c) All information, deliverables and other written material provided by P2B, Inc. under this agreement shall at the time provided be free from all liens, restriction, encumbrances, and adverse claims of right, title, and interest.

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6. TERM AND TERMINATION

     a) This agreement will be in force for the duration of the project, or until a new agreement supercedes it, whichever comes first.

     b) This agreement shall become effective upon P2B, Inc.'s receipt of the agreement, signed and dated by authorized representatives of both parties.

     c) P2B, Inc.'s obligations and representations concerning confidentiality, nondisclosure, and warranties shall survive and remain in effect notwithstanding the termination or expiration of this agreement.

     d) This agreement may be terminated immediately by either party in the event of any breach. e) This agreement may be terminated for any reason by either party with 90 days written prior notice.

7. MISCELLANEOUS

     a) This agreement may not be assigned by either party without the other party's prior written consent. If an assignment is authorized under this agreement or applicable law, all terms and conditions shall be binding on the party's successors and assigns. P2B, Inc. shall not delegate its obligations and responsibilities to any third party or to any agents who are not approved in advance in writing by Thomas Pharmaceuticals Ltd.

     b) This agreement constitutes the entire understanding and agreement of the parties and supercedes all prior written or oral agreements with respect to the subject matter of this agreement. This agreement may not be modified or amended without the expressed written agreement of both parties. Waiver of any provision of this agreement by a party shall not constitute a waiver of any other provision or waiver of the same provision at any other time.

     c) This agreement shall be governed and construed in accordance with the laws of the State of New York.

     d) It is agreed any disputes between the parties will be settled through arbitration.

     e) It is expressly understood and agreed by and between both parties that neither P2B, Inc. nor Thomas Pharmaceuticals Ltd. owes any future contractual obligations to the other after the completion of this agreement.


NATURAL HEALTH PRODUCTS MARKETING                THOMAS PHARMACEUTICALS LTD.
Authorized Signature                             Authorized Signature
Curt Behrens                                     Tom Thomas
President                                        President and Founder

/s/ Curt Behrens                                 /s/ Tom Thomas
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"EXHIBIT A"

STATEMENT OF WORK

This Statement of Work is entered into pursuant to the Professional Services Agreement between Thomas Pharmaceuticals Ltd. and P2B, Inc.

DESCRIPTION OF SCOPE OF WORK:

Recognizing the primary objective of this position is to increase sales and distribution in the United States retail marketplace and build the overall value of Thomas Pharmaceuticals Ltd., the following is an overview of this position:

1. Responsible for all sales related activities for all Food, Drug, Mass Merchandiser, Hardware, Club, and Wholesale accounts in the United States market.

2. The ongoing management and appointment of effective and professional representation for all US accounts and territories.

3. Maintain regular (i.e. a minimum of once per quarter) contact with all existing key accounts and brokers.

4.   Provide quarterly updates on status of key accounts.

5.   Development of a Mass Market sales policy and procedures manual.

6.   Development of Mass Market sales manual for all brokers.

7. Keep Thomas Pharmaceuticals Ltd. informed of any important trade or competitive developments.

8.   Attend all major trade shows.

9. Attend key account calls with the objective of meeting with all major accounts once per year.

10. Work with brokers to create a productive and positive relationship between accounts, brokers, and Thomas Pharmaceuticals Ltd.